ACE CASH EXPRESS, INC.
                         1231 Greenway Drive, Suite 800
                               Irving, Texas 75038
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be Held November 17, 2000
                         ------------------------------



         ACE Cash Express, Inc. (the "Company") will hold its 2000 Annual Meeting of Shareholders at the Dallas Marriott Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas 75039, on Friday, November 17, 2000. The meeting will begin at 10:00 a.m. At the meeting, the shareholders will be asked to:

         o       Elect seven directors.

         o Vote upon a proposal to increase the shares authorized for issuance under the Company's 1997 Stock Option Plan.

         o       Consider any other business properly presented at the meeting.

         Shareholders of record at the close of business on September 29, 2000, may vote at the meeting. A list of those shareholders may be reviewed at the Company's offices at 1231 Greenway Drive, Suite 800, Irving, Texas 75038, for ten days before the meeting.

         Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and return it in the accompanying postage-prepaid envelope. If you attend the meeting and wish to vote in person, you may do so.


                                            By order of the Board of Directors,

                                            Debra A. Bradford
                                            Secretary


Irving, Texas
October 17, 2000

                             ACE CASH EXPRESS, INC.
                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held November 17, 2000
                          ----------------------------

         This Proxy Statement is furnished to shareholders of ACE Cash Express, Inc., a Texas corporation (the "Company"), to solicit, on behalf of the Company's Board of Directors, proxies to vote at the Annual Meeting of Shareholders of the Company to be held November 17, 2000 (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the Annual Meeting, and not revoked. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about October 17, 2000.

         Accompanying this Proxy Statement is a copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2000 ("fiscal 2000"). The Annual Report to Shareholders is not part of the proxy solicitation material.

TABLE OF CONTENTS                                                                              PAGE
         Outstanding Capital Stock............................................................... 2
         Quorum and Voting....................................................................... 2
         Solicitation of Proxies..................................................................2
         Action to be Taken at Meeting............................................................2
         Revocation of Proxies....................................................................3
         Security Ownership of Certain Beneficial Owners and Management...........................4
         Directors and Executive Officers.........................................................6
                  Board of Directors..............................................................6
                  Director Nominees...............................................................6
                  Board Committees................................................................7
                  Board and Committee Meetings....................................................8
                  Director Compensation...........................................................8
                  Compliance with Section 16(a) of the Securities Exchange Act of 1934............9
                  Executive Officers.............................................................10
         Executive Compensation..................................................................11
                  Summary Compensation Table.....................................................11
                  Senior Management Bonus Plan...................................................11
                  Stock Options..................................................................12
                  Compensation Committee Interlocks and Insider Participation....................13
                  Compensation Committee Report on Executive Compensation........................13
                  Change-in-Control Severance Agreements.........................................15
                  Certain Relationships..........................................................16
         Stock Performance Chart.................................................................17
         Proposal to Amend ACE Cash Express, Inc. 1997 Stock Option Plan.........................17
                  Background and Summary of Terms................................................17
                  Tax Status of Stock Options....................................................19
                  Required Vote..................................................................20
         Relationship with Independent Public Accountants........................................20
         Shareholder Proposals for 2001 Annual Meeting...........................................20
         Miscellaneous...........................................................................21

                            OUTSTANDING CAPITAL STOCK

         The record date for shareholders entitled to vote at the Annual Meeting is September 29, 2000. At the close of business on that date, there were 9,955,963 shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") outstanding.


                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of all outstanding shares of the Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum:

         o A plurality of the votes cast at the Annual Meeting, in person or by proxy, is required for the election of directors; and

         o A majority of the votes cast at the Annual Meeting, in person or by proxy, is required to approve the proposal to amend the Company's 1997 Stock Option Plan or any other matter.

         Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held in such shareholder's name on the record date. Because the seven nominees for director who receive the most votes will be elected, any abstention will not be included in the vote totals. Regarding any other proposal, an abstention will be included in vote totals and will have the same effect as a negative vote. Where brokers who are nominee record holders do not vote on specific matters because they did not receive specific instructions on such matters from the beneficial owners of such shares ("broker non-votes"), such broker non-votes will not be included in vote totals and will have no effect on the election of directors or any other proposal.

                             SOLICITATION OF PROXIES

         The accompanying proxies are solicited on behalf of the Board of Directors. The Company will pay all expenses of soliciting these proxies. Proxies may be solicited not only by mail, but also by personal interview, telephone, and electronic transmission by the Company's directors, officers, and employees. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse them for the corresponding reasonable out-of-pocket expenses.

                          ACTION TO BE TAKEN AT MEETING

         When shareholders have appropriately specified how their proxies should be voted, the proxies will be voted accordingly. Unless the shareholder otherwise specifies therein, the proxies will be voted:

         o FOR the election as directors of the Company of the seven nominees named below under "Directors and Executive Officers --Director Nominees"; and

         o       FOR the  proposal  to  increase  the number of shares of Common
                 Stock authorized for issuance under the Company's 1997 Stock Option Plan.

         If any other matter or business is properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders, in accordance with their best judgment. On the date of this Proxy Statement, the Board of Directors does not know of any other matter or business to be presented at the Annual Meeting other than as addressed in this Proxy Statement.

                              REVOCATION OF PROXIES

         A proxy may be revoked any time before it is exercised. A shareholder giving a proxy may revoke it by:

         o       sending in another proxy with a later date;

         o giving written notice to the Company's Secretary before the Annual Meeting that the proxy has been revoked; or

         o       voting in person at the Annual Meeting.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 29, 2000, by each person the Company knows to beneficially own more than 5% of the outstanding Common Stock, each of the Company's directors, the Named Executive Officers (as defined in "Executive Compensation -- Summary Compensation Table" below), and all directors and executive officers as a group. The Company believes each such shareholder has sole voting and dispositive power over the shares held, except as otherwise indicated.

                                                 Shares of Common                  Percentage of Common
                                               Stock Beneficially Owned          Stock Beneficially Owned
                                              ----------------------------       -------------------------
Raymond C. Hemmig                                        689,437 (1)                        6.9%
10000 N. Central Expressway, Suite 1060
Dallas, Texas 75231

Donald H. Neustadt                                       901,631 (2)                        9.1%
1231 Greenway Drive, Suite 800
Irving, Texas 75038

Howard W. Davis                                           25,249 (3)                        (10)

Marshall B. Payne                                        235,588 (4)                        2.4%

Edward W. Rose III                                     1,114,905 (5)                       11.2%
500 Crescent Court, Suite 250
Dallas, Texas 75201

Jay B. Shipowitz                                          52,500 (6)                        (10)

Charles Daniel Yost                                       29,749 (7)                        (10)

Raymond E. McCarty                                       179,493 (8)                        1.8%

Debra A. Bradford                                          4,311 (9)                        (10)

Greenbriar Partners, Ltd.                                828,482 (11)                       8.3%
1901 North Akard
Dallas, Texas 75201

Robert Fleming Inc.                                      581,886 (12)                       5.8%
320 Park Avenue, 11th Floor
New York, NY 10022

Wanger Asset Management, L.P.                            765,000 (13)                       7.7%
227 West Monroe, Suite 3000
Chicago, IL 60606

All directors and executive officers as a                3,232,863(14)                     32.5%
group (9 persons)


(1) Includes 11,250 shares Mr. Hemmig holds as custodian for his children, 11,250 shares held for the Hemmig Family Trust and options to purchase
     24,637  shares  exercisable  within  60  days of the  date  of  this  Proxy
     Statement.
(2) Includes 56,750 shares held by KLN Foundation, a private charitable foundation of which Mr. Neustadt is one of three officers. Mr. Neustadt shares voting and dispositive power with those other foundation officers. Mr. Neustadt disclaims beneficial ownership of the shares held by KLN
     Foundation. Also includes options to purchase 17,712 shares exercisable within 60 days of the date of this Proxy Statement.
(3) Includes options to purchase 18,499 shares exercisable within 60 days of the date of this Proxy Statement.
(4) Includes 24,120 shares owned by Scout Ventures, a Texas general partnership of which Mr. Payne is a general partner ("Scout"); Mr. Payne shares voting and dispositive power over the shares held by Scout with the other partners of Scout. Also includes options to purchase 25,249 shares exercisable within 60 days of the date of this Proxy Statement.
(5) Includes 894,005 shares of Common Stock owned by Mr. Rose and options to purchase 25,249 shares exercisable within 60 days of the date of this Proxy Statement. Also includes shares owned by the following persons:
         a)   Evelyn P.  Rose,  the wife of Mr.  Rose -  115,341  shares
         b)   Lela Helen Rose, the daughter of Mr. and Mrs. Rose - 21,705 shares
         c)   William E. Rose, the son of Mr. and Mrs. Rose - 21,705 shares
         d)   Kaiser-Francis  Oil Company - 27,675 shares.
         e)   Ruth Kaiser Nelson - 9,225 shares.
     Mr. Rose might be considered to share dispositive power with each of these persons over the shares of Common Stock owned by that person. Mr. Rose, however, disclaims beneficial ownership of any of the shares owned by each of these persons.
(6) Includes options to purchase 48,100 shares exercisable within 60 days of the date of this Proxy Statement.
(7) Consists of options to purchase 29,749 shares exercisable within 60 days of the date of this Proxy Statement.
(8) Includes options to purchase 19,347 shares exercisable within 60 days of the date of this Proxy Statement.
(9) Consists of options to purchase 4,311 shares exercisable within 60 days of the date of this Proxy Statement.
(10) Less than 1%.
(11) Includes 4,500 shares held by Mr. Frederick E. Rowe, Jr., the general partner of Greenbriar Partners, Ltd. ("Greenbriar"). As general partner, Mr. Rowe has the power to manage Greenbriar's operations, including the shared right with Greenbriar to vote and dispose of the 808,982 shares of Common Stock Greenbriar holds. Mr. Rowe has sole voting and dispositive power over the 4,500 shares he holds. Also includes an additional 15,000 shares owned by the Rowe Family Partnership, of which Mr. Rowe is a general partner.
(12) Robert Fleming Inc. is a registered investment adviser with shared voting and dispositive power over these shares.
(13) Wanger Asset Management, L.P. ("WAM") is a registered investment adviser, the general partner of which is Wanger Asset Management, Ltd. These shares have been acquired on behalf of discretionary clients of WAM. One of those clients is Acorn Investment Trust ("Acorn"), which beneficially owns 750,000 of these shares. Acorn's address is the same as the address of WAM and its general partner. WAM and its general partner have shared voting and dispositive power over all of these shares. Acorn has shared voting and dispositive power over its 750,000 shares.
(14) See Notes (1) through (9).

                        DIRECTORS AND EXECUTIVE OFFICERS


BOARD OF DIRECTORS

         Seven directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than seven persons. To be elected a director, each nominee must receive a plurality of all of the votes cast at the Annual Meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee, other than Michael S. Rawlings, is currently a director of the Company. Mr. Howard W. Davis, who has been a director since 1995, has determined, for personal reasons, not to stand for re-election. Each nominee has expressed his intention to serve the entire term for which election is sought.

DIRECTOR NOMINEES

         Raymond C. Hemmig, age 50, has served as the Chairman of the Board of the Company since September 1988, when he first became a director. From September 1988 to October 1994, Mr. Hemmig also served as the Company's Chief Executive Officer. Mr. Hemmig served as a director of the National Association of Check Cashers and was the founding President of the Texas Association of Check Cashers, Inc. Since June 1994, Mr. Hemmig also has served as a director of Restoration Hardware, Inc., a publicly held retail company. Since December 1995, Mr. Hemmig has served as the Chairman of the Board and Chief Executive Officer of Retail & Restaurant Growth Capital L.P., a licensed Small Business Investment Corporation and a provider of financing to emerging retail and restaurant companies. Mr. Hemmig also serves as a director of various private companies. From 1990 until May 1994, Mr. Hemmig served as a director of On The Border Cafes, Inc., a publicly held restaurant chain. From 1985 to September 1988, Mr. Hemmig was a partner and co-founder of Hemmig & Martin, a consulting firm to clients in the food service, retail, and franchise industries.

         Donald H. Neustadt, age 51, has served as the Chief Executive Officer of the Company since November 1994 and as a director of the Company since January 1987. Mr. Neustadt served as the Company's President from November 1994 to December 1999. Mr. Neustadt served as the Company's President and Chief Operating Officer from January 1987 to November 1994. From 1972 to January 1987, Mr. Neustadt served in various capacities with Associates Corporation of North America ("Associates NA") and its affiliates, including as President of Associates Financial Express, Inc. ("Associates Financial"), a money order company; as Senior Vice President and Controller of Associates Diversified Services, Inc., which owned a consumer credit card bank, a savings and loan and Associates Financial; as Vice President of Strategic Planning for Associates NA; and as Controller of Consumer Operations and a systems manager for Associates Financial Services, a consumer finance company. Mr. Neustadt also currently serves as a director of a private company.

         Jay B.  Shipowitz,  age 37,  has  served  as the  President  and  Chief
Operating Officer and as a director of the Company since January 2000. Mr. Shipowitz served as the Company's Senior Vice President and Chief Financial Officer from May 1997 to January 2000. Prior to joining ACE, from July 1996 to May 1997, Mr. Shipowitz was the senior vice president and chief financial officer of USDATA Corporation, a software company located in Richardson, Texas. From June 1993 to July 1996, Mr. Shipowitz was the vice president of finance and administration and chief financial officer of Westinghouse Security Systems, Inc., a residential security company headquartered in Dallas, Texas. From 1987 to 1993, Mr. Shipowitz worked at Price Waterhouse in Baltimore, Maryland, in various positions, the last of which was senior manager. Mr. Shipowitz worked at KPMG Peat Marwick in Greensboro, North Carolina from 1985 to 1987. Mr. Shipowitz is a director of Financial Service Centers of America, Inc. (the successor organization to the National Association of Check Cashers), and a director of a private company.

         Marshall B. Payne, age 43, has served as a director of the Company since 1987. Since 1983, Mr. Payne has been Vice President of Cardinal Investment Company, Inc., an investment management firm. In addition, he serves as a director of Restoration Hardware, Inc., a publicly held retail company, as a director of LBP, Inc., formerly engaged in the manufacturing of home improvement products, and as a director of various private companies.

         Michael S. Rawlings, age 46, is a nominee for director of the Company. Since June 1997, Mr. Rawlings has been the President of Pizza Hut, Inc. For the previous 18 years, Mr. Rawlings worked in various positions, the last of which was Chief Executive Officer of the Dallas Group of DDB Needham Worldwide, a large marketing communications agency.

         Edward W. Rose, III, age 59, has served as a director of the Company since 1987. Since 1974, Mr. Rose has been the President and sole shareholder of Cardinal Investment Company, Inc. In addition, Mr. Rose serves as Chairman of the Board of Drew Industries, Inc., an aluminum window manufacturer, and of LBP, Inc., formerly engaged in the manufacturing of home improvement products, and as a director of various private companies.

         Charles Daniel Yost, age 51, has served as a director of the Company since August 1996. In March 1998, Mr. Yost joined Allegiance Telecom, Inc. as President and Chief Operating Officer. From July 1997 to March 1998, Mr. Yost was President and Chief Operating Officer of NETCOM On-line Communications Systems, Inc., an Internet service provider. From 1994 to 1997, Mr. Yost served as President of the Southwest Region of AT&T Wireless Services, Inc., a provider of cellular telephone service. From 1991 to June 1994, Mr. Yost served as President of the Southwest Region for McCaw Cellular Communications/LIN Broadcasting. In addition, Mr. Yost serves as a director of a privately held architectural services provider.



        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
                           ELECTION OF EACH NOMINEE.

BOARD COMMITTEES

         The Board of Directors of the Company has two permanent committees: the Audit Committee and the Compensation Committee. None of the directors who serve as members of either permanent committee are employees of the Company or any of its subsidiaries. The Company has no nominating committee or committee that recommends qualified candidates to the Board of Directors for election as directors. The entire Board of Directors is responsible for selecting nominees for election as directors.

         The Audit Committee's functions include:

              o     Engaging auditors and determining their compensation;

              o Making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent auditors, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

              o     Meeting  periodically  with  the  Company's  management  and
                    auditors  to  discuss  internal   accounting  and  financial
                    controls; and

              o Initiating and supervising any special investigation it deems necessary regarding the Company's accounting and financial policies and controls.

Messrs. Rose (Chairman) and Yost are the Audit Committee members.

         The Compensation Committee's functions include:

              o Establishing and administering the Company's compensation policies;

              o Administering the Company's 1997 Stock Option Plan and the Company's Non-Employee Directors Stock Option Plan (the "Directors Option Plan"), and administering the remaining options outstanding under the Company's 1987 Stock Option Plan (under which no more options may be granted); and

              o     Overseeing  the  administration  of other  employee  benefit plans  and  fringe  benefits  paid  to or  provided  for the
                    Company's officers. See "Executive Compensation -- Compensation Committee Report on Executive Compensation."

Messrs. Davis (Chairman) and Payne are the Compensation Committee members.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors held five meetings during fiscal 2000. Each of the Audit Committee and the Compensation Committee held two meetings during Fiscal 2000. All persons who were directors during fiscal 2000 attended at least 75% of the total of the Board meetings and the meetings of committee on which they served.

DIRECTOR COMPENSATION

         Each non-employee director (currently each director other than Messrs. Hemmig, Neustadt and Shipowitz) receives $1,250 per calendar quarter as a retainer, $1,500 for attendance at each Board of Directors meeting, and $500 for attendance at each meeting of a committee of the Board of Directors that is not held in conjunction with a Board of Directors meeting, and is reimbursed expenses related to his activities as a director. The Company does not compensate its employees for service as a director.

         Under the Directors Option Plan:

              o Each non-employee director elected to the Board of Directors who has not previously served as a director of the Company is automatically granted, on the date of his election, an option to purchase 11,250 shares of Common Stock; and

              o Each non-employee director serving on December 1 of each year is automatically granted an option on that date to purchase 5,000 shares of Common Stock.

The number of shares subject to the automatic annual grant from December 1, 1995 through December 1, 1997 was 6,750; on August 17, 1998, the Board of Directors reduced that number to 5,000, beginning December 1, 1998. The Directors Option

Plan requires that the exercise price of each option must be equal to the closing price of the Common Stock on The Nasdaq Stock Market on the date the option is granted.

         Under the Directors Option Plan:

              o An option to purchase 11,250 shares of Common Stock at an exercise price of $3.66 per share was granted to Mr. Davis in March 1995 relating to his election to the Board of Directors;

              o Each of Mr. Davis, Mr. Payne, and Mr. Rose was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $4.11 per share on December 1, 1995;

              o An option to purchase 11,250 shares of Common Stock at an exercise price of $5.56 per share was granted to Mr. Yost when he was elected to the Board of Directors in August 1996;

              o Each of Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $7.00 per share on December 1, 1996;

              o Each of Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $12.42 per share on December 1, 1997;

              o Each of Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $13.25 per share on December 1, 1998; and

              o Each of Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $16.375 per share on December 1, 1999.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission ("SEC") reports of ownership changes in ownership of Common Stock. SEC regulations require those directors, executive officers, and greater than 10% shareholders to furnish the Company with copies of all Section 16(a) forms they file.

         Based on the Company's review of reports and on written representations that no other reports were required during fiscal 2000, the Company believes that the directors, executive officers, and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except Raymond
E. McCarty, who filed a late Form 4 for March 2000 to report a sale of 1,800 shares.

EXECUTIVE OFFICERS

    NAME                         POSITION
    ----                         --------

    Raymond C. Hemmig            Chairman of the Board

    Donald H. Neustadt           Chief Executive Officer

    Jay B. Shipowitz             President and Chief Operating Officer

    Raymond E. McCarty           Executive Vice President - Operations
                                 President - ACE Franchise Group

    Debra A. Bradford            Senior Vice President, Chief Financial Officer,
                                 Secretary and Treasurer

See "-- Directors" above for business experience information concerning Messrs. Hemmig, Neustadt and Shipowitz.


         Raymond E. McCarty, age 58, has served as the Company's Executive Vice President - Operations since January 2000 and as president of the ACE Franchise Group since April 1996. Previously, Mr. McCarty served as Senior Vice President
- Operations of the Company since 1985. Prior to his service with the Company, Mr. McCarty was the division vice president of Associates NA. While at Associates NA, Mr. McCarty was responsible for organizing Associates NA's first home improvement loan portfolio acquisition and for establishing an automobile lending program. From 1963 to 1982, Mr. McCarty served in various capacities with an affiliate of Barclays American Corporation, including director of a seven-state region.

         Debra A. Bradford, age 41, has served as the Company's Senior Vice President and Chief Financial Officer since January 2000. Ms. Bradford joined ACE in May 1999 as the Vice President of Finance. From 1984 until 1999, Ms. Bradford held managerial positions at First Data Corporation, including chief operating officer of IPS Card Solutions, vice president of finance, and controller.



                             EXECUTIVE COMPENSATION


                                             Annual Compensation                 Long-Term Compensation
                                      ----------------------------------- -------------------------------------
                                                                                    Awards            Payouts
                                                                          --------------------------- ---------
                                                               Other
                               Year                            Annual      Restricted    Securities      LTIP      All Other
                               Ended                        Compensation     Stock       Underlying    Payouts   Compensation
Name and Principal Position    June     Salary     Bonus        ($) (1)     Awards (S)   Options/SARs     ($)          ($)
                               30,       ($)       ($)                                     (#)
---------------------------- -------- ---------- --------- -------------- ----------- --------------- --------- --------------

Donald H. Neustadt              2000    308,014         0         13,144      -               11,686     -            -
(Chief Executive                1999    273,563   212,911         13,654      -               10,275     -            -
Officer)                        1998    248,012   166,700         13,654      -               16,458     -            -

Jay B. Shipowitz                2000    218,870         0         13,539      -              107,775     -            -
(President and                  1999    167,222   104,447         13,823      -                6,710     -            -
Chief Operating Officer)        1998    150,275    84,900         13,823      -                9,955     -            -

Raymond E. McCarty              2000    200,749         0         13,144      -                7,496     -            -
(Executive Vice                 1999    171,866   106,931         13,812      -                6,703     -            -
President - Operations)         1998    155,812    83,200         13,812      -               10,618     -            -

Debra A. Bradford               2000    146,875         0         10,144      -               33,497     -            -
(Senior Vice President,      1999(2)     17,769         0              0      -               11,250     -            -
Chief Financial Officer                                                       -                          -            -
Secretary and Treasurer)


----------------------------------------------

(1) Includes a cash car allowance of $9,000 annually.

(2) Ms. Bradford commenced her employment with the Company as Vice President of Finance on May 17, 1999 at an annual salary of $140,000.

SENIOR MANAGEMENT BONUS PLAN

         The compensation table above includes bonuses paid under the Senior Management Bonus Plan (the "Bonus Plan"). Under the Bonus Plan, bonuses are payable to the Named Executive Officers and other members of management selected to participate by the Compensation Committee of the Board of Directors if certain targets for the Company's financial performance, also determined by the Compensation Committee (and approved by the Board of Directors), are achieved in a fiscal year. For fiscal 2000, target bonuses were payable if the Company achieved a 25% increase in pre-tax earnings for fiscal 2000 compared to the preceding fiscal year, though bonuses would have begun to be payable upon a 15% increase in pre-tax earnings. The bonus pool was established at a total of $440,000, which would have been 3% of the Company's targeted pre-tax earnings (determined without accrual of bonus payments), and the pool would have increased by $26,000 for each 1% increase in pre-tax earnings over the targeted increase in pre-tax earnings of 25%. For fiscal 2000, the Company did not achieve the minimum required increase in pre-tax earnings, and no bonuses were paid or accrued. See "Compensation Committee Report on Executive Compensation."

STOCK OPTIONS

         The following table provides information on stock option grants to the Named Executive Officers under the Company's 1997 Stock Option Plan (the "1997 Option Plan") during fiscal 2000:

                                                                                                         Potential Realizable Value
                                                                                                         at Assumed Annual Rates of
                                                                                                          Stock Price Appreciation
                                         Individual Grants                                                  for Option Term (2)
----------------------------------------------------------------------------------------------------    ----------------------------
                                   Number of          % of Total
                                  Securities         Options/SARs
                        Underlying Granted to Exercise or
                                 Options/SARs        Employees in       Base Price       Expiration
           Name                       (#)             Fiscal Year         ($/Sh)            Date        5% ($) (3)       10% ($)(3)
----------------------------    ----------------    ----------------   -------------    -------------   ------------     -----------
Donald H. Neustadt(1)                    11,686                2.39           13.75          8/16/09        101,052          256,087

Jay B. Shipowitz(1)                       7,775                1.59           13.75          8/16/09         67,233          170,381
                                        100,000               20.43           17.00           1/3/10      1,069,121        2,709,362

Raymond E. McCarty(1)                     7,496                1.53           13.75          8/16/09         64,820          164,267

Debra A. Bradford(1)                      5,997                1.23           13.75          8/16/09         51,858          131,418
                                         27,500                5.62           17.00           1/3/10        294,008          745,075

(1) Options become exercisable in four equal annual installments. The exercise price of each option is equal to the closing price per share of the Common Stock on The Nasdaq Stock Market on the date the option was granted. Each option was granted under the 1997 Option Plan.
(2) The values shown in these columns reflect growth rate assumptions the SEC prescribes. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the Common Stock's future performance and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(3) These values represent the difference between the assumed appreciation in the Common Stock's market value at the date of grant and the exercise price of the options.

         The following table provides information on the stock options/SARs that the Named Executive Officers held at June 30, 2000:

                                                                         Number of
                                                                         Securities              Value of
                                                                         Underlying             Unexercised
                                                                        Unexercised            In-the-Money
                                                                        Options/SARs          Options/SARs at
                                  Shares          Value Realized       at FY-End (#)            FY-End ($)*
                                                                       -------------            -----------
                                Acquired on            ($)              Exercisable/           Exercisable/
          Name                 Exercise (#)                            Unexercisable           Unexercisable
--------------------------     --------------     ---------------    -------------------    --------------------
Donald H. Neustadt                   0                   0              10,797/27,622            4,707/4,707

Jay B. Shipowitz                   2,500              25,469           43,504/117,786          170,132/2,650

Raymond E. McCarty                 3,938              48,536           14,822/17,833           52,526/2,939

Debra A. Bradford                    0                  0               2,812/41,935                0/0

--------------------------
         * Based on the closing  price on The Nasdaq  Stock Market of the Common
Stock on June 30, 2000 of $11.875 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Howard W. Davis and Marshall B. Payne were the members of the Compensation Committee during fiscal 2000. Neither of the members of the Compensation Committee during fiscal 2000, was or has ever been, an officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee has furnished the following report on the Company's executive compensation program. The report describes the Compensation Committee's compensation policies applicable to the Company's executive officers and provides specific information regarding the CEO's compensation.

         Non-employee members of the Company's Board of Directors review all decisions the Compensation Committee makes relating to the Company's executive officers' compensation. The Compensation Committee makes decisions about, and recommends to the Board of Directors, grants or awards under the 1997 Option Plan.

         o Compensation Policy. The Compensation Committee's overall policy regarding compensation of the Company's executive officers is to provide salary levels and compensation incentives that attract and retain qualified individuals in key positions, that recognize individual performance and the Company's performance, and that support the Company's objective of achieving sustained improvements in its financial condition, operating results, and market position. The Compensation
                 Committee attempts to implement this policy by paying the Company's executive officers slightly above average compensation with an emphasis on performance-related pay. The Company's objective is to pay its executive officers competitively in base pay and automobile allowances compared with similarly situated executives at comparable companies, and then to give the executive an incentive by providing the executive officers the opportunity to earn significantly higher than average performance-based compensation. The performance-based compensation is made up of awards under the Bonus Plan and stock options under the 1997 Option Plan.

                 The Compensation Committee periodically reviews publicly available and private executive-compensation surveys prepared by independent sources, including compensation consultants, to determine compensation levels and practices of comparable companies. The Compensation Committee identifies those comparable companies, in its discretion, after considering a broad range of factors, including levels of revenues, geographic regions of operations, growth, and industry (e.g., service versus manufacturing). The group of comparable companies includes some companies in the specialty retail industry and some of the companies in the peer group identified below under "Stock Performance Chart," but is not limited to companies of those kinds or companies whose stock is quoted in The Nasdaq Stock Market. The Compensation Committee also solicits appropriate input from the chief executive officer regarding compensation for the senior executives who report to him.

                 In determining executive officer compensation, the Compensation Committee considers the Company's performance as compared to its budget; each individual officer's experience level, level of responsibility, and performance as compared to the budgeted performance goals for such officer; the Company's growth; and cash flow performance. Individual salaries are reviewed every 9 to 15 months and, based on evaluations of individual performance, are adjusted in accordance with budgeted compensation guidelines the Board of Directors has established for all officers.

         o Base Salaries and Allowances. The Compensation Committee determines the base pay and allowances for the CEO and reviews the compensation of the Company's other officers as determined by the CEO. In this determination or review, as the case may be, as a basis for comparison, the Compensation Committee attempts to determine the base salaries and allowances of similarly situated executives in comparable companies. Then the Compensation Committee determines a base salary and automobile allowance that is comparable with that which such similarly situated executives at the comparable companies would be paid.

         o Performance Pay. The Compensation Committee determines the performance-based compensation for the CEO and reviews the performance-based compensation of the Company's other executive officers as determined by the CEO. In this determination or review, as the case may be, if the Company's executive officers have performed in accordance with the Compensation Committee's expectations as described above, the Compensation Committee ensures the CEO and the other senior executives are provided with above average (as compared to similarly situated executives at comparable companies) performance-based bonuses through the Bonus Plan and stock options through the 1997 Option Plan.

         o Senior Management Bonus Plan. The Bonus Plan is an incentive program for the Named Executive Officers and certain other members of management. The Bonus Plan's goal is to place a portion of the participants' annual compensation at risk to encourage and reward performance that meets or exceeds the Company's expectations. Under the Bonus Plan, at the beginning of the fiscal year, the Compensation Committee recommends, and the Board of Directors approves, the current fiscal year plan.

                 For the Named Executive Officers and certain other members of management to earn 100% of their targeted bonuses for the current fiscal year, the Company must achieve a 25% increase in pre-tax earnings for the fiscal year ending June 30, 2001 compared to the fiscal year ended June 30, 2000. The Named Executive Officers and certain other members of management begin earning their bonuses when the Company achieves a 15% increase in pre-tax earnings for the fiscal year ending June 30, 2001 compared to the fiscal year ended June 30, 2000. To the extent the Company exceeds the targeted increase in pre-tax earnings of 25%, the bonus pool would be increased $26,000 for each 1% increase over the targeted increase in pre-tax earnings of 25%.

         o Stock Options. The Compensation Committee grants stock options under the 1997 Option Plan to encourage and facilitate personal stock ownership by officers and key employees, including the CEO, thus strengthening their commitment to the Company and encouraging a longer-term perspective to their responsibilities. This feature of the Company's compensation program directly links officers' and key employees' interests with those of the Company's shareholders. The Compensation Committee reviews prospective grants of stock options to the Company's officers and considers the value and benefit of such options during its review of such officers' overall compensation packages. The Compensation Committee's policy is to grant stock option awards based on individual performance and the potential for the option recipient to contribute to the Company's future success; awards are not affected by the amount or terms of the options previously granted to the officer or key employee. Under the 1997 Option Plan, the Compensation Committee may grant either incentive or non-qualified options, but typically grants incentive stock options because of the tax advantages to the optionees resulting from the grant of such options. The Compensation Committee generally grants options under the 1997 Option Plan that expire in 10 years and become exercisable in equal installments over a four-year period. The Compensation Committee believes that such limitations provide those holding options with incentives to remain in the employment of the Company, while also providing a performance incentive that can provide direct benefits within a relatively short period of time.

         o Limits on Tax Deductibility of Compensation. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company is generally precluded from deducting compensation in excess of $1 million per year for any of its Named Executive Officers unless the compensation is based on performance. This tax provision had no effect on the Company in fiscal 2000. Further, the Compensation Committee intends to continue to use performance-based compensation, as described above, which should negate or minimize any effect of this tax provision.

         o CEO Compensation. In accordance with the policies described above in this report, the fiscal 2000 base salary of Mr. Neustadt was established at $308,014. The Compensation Committee believed that this salary was within the range of salaries paid to chief executive officers of comparable companies in October 1999, when it was established. This salary, which constituted an increase of approximately 10% of the salary that had been set for Mr. Neustadt in fiscal 1999, reflected the Committee's assessment of Mr. Neustadt's past performance and anticipated future contributions to the Company. Mr. Neustadt has overseen the Company's operations since November 1994, and has served a key role in the expansion of the various kinds of business that the Company conducts and in its growth strategy, including major acquisitions. He is thoroughly familiar with the consumer or retail financial services industry and would (the Compensation Committee believed) continue to lead the Company's growth and success. In accordance with the terms of the Bonus Plan, Mr. Neustadt did not receive a bonus in fiscal 2000. Mr. Neustadt was also granted options under the 1997 Option Plan to acquire 11,686 shares of Common Stock. See "--Stock Options" above.

              The Compensation Committee of the Board of Directors:
                           Howard W. Davis (Chairman)
                                Marshall B. Payne

CHANGE-IN-CONTROL SEVERANCE AGREEMENTS

         The Compensation Committee and the Board of Directors of the Company recognized that, as is the case with most publicly held companies, the possibility of a change in control exists. To help assure continuity of experienced and qualified management of the Company, the Compensation Committee recommended, and the Board of Directors authorized and approved, a Change-in-Control Executive Severance Agreement ("Severance Agreement") with each of Mr. Neustadt, Mr. Shipowitz, Mr. McCarty and Ms. Bradford (each an "Executive"). Mr. Neustadt, Mr. Shipowitz and Mr. McCarty's Severance Agreements, the terms of which are substantially identical, were entered into on August 20, 1998. Ms. Bradford's Severance Agreement, the terms of which are substantially identical to those in the other Severance Agreements, was entered into on August 17, 2000.

         Each Severance Agreement obligates the Company to provide severance benefits to the Executive if his or her employment with the Company and its subsidiaries is terminated, within 24 months after a Change in Control, either
(i) by the Company for any reason other than Cause or the Executive's disability or (ii) by the Executive for Good Reason. "Change in Control," as defined in the Severance Agreement, includes (a) the acquisition (other than from the Company) of 25% or more of the outstanding voting securities of the Company by any person or group of persons, (b) a change in the Board of Directors such that the persons who were directors at the beginning of any two-year period (and any new director whose election was approved by at least two-thirds of the directors who either were directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board of Directors, or (c) a reorganization, merger, or consolidation of the Company, or the shareholders' approval of the sale or substantially all the assets of the Company, other than in certain circumstances described in the Severance Agreement. "Cause," as defined in the Severance Agreement, includes the Executive's continued failure to perform his or her duties after notice from the Board of Directors or his or her engaging in conduct that materially injures the Company. "Good Reason," as defined in the Severance Agreement, includes a material reduction of the Executive's compensation or benefits; a material reduction in the Executive's position, authority, or responsibilities; a forced relocation of the Executive's office by more than 50 miles; or the failure of any successor to the Company to expressly assume the Company's obligations under the Severance Agreement.

         The severance benefits under the Severance Agreement are (i) a payment equal to two and one-half times the sum of the Executive's base salary, annual bonus, and car allowance, (ii) the accelerated vesting of outstanding stock options, and (iii) the continuation of insurance benefits for 30 months after termination of employment. The payment is to be made in two equal installments, the first promptly after the termination of employment, and the second on the first anniversary of the termination of employment; the second installment is subject to offset by the Company if the Executive violates the noncompetition covenant or the nondisclosure covenant in the Severance Agreement. The severance benefits are limited to the amount that may be paid or provided to the Executive without making an "excess parachute payment" under federal tax laws.

         The Company is obligated to pay the Executive's legal fees and other expenses incurred in connection with any good-faith enforcement or defense of his rights under the Severance Agreement.

         Each Severance Agreement will be effective until (i) any termination of the Executive's employment before a Change-in-Control or (ii) June 30, 2001 or any subsequent year if the Company or the Executive gives at least six months' notice of termination.

CERTAIN RELATIONSHIPS

         Mr. Neustadt is serving, at the Company's request, as a director of Instant Insurance Holdings, Inc., a privately held company with which the Company has contractual relationships ("Instant"). Instant, through licensed insurance agents, solicits and produces property and casualty insurance and related products in Texas and certain other states. For that service, Mr.
Neustadt is entitled to the same compensation from Instant as the other non-employee directors of Instant.

         Mr. Shipowitz is serving, at the Company's request, as a director of ePacific Incorporated, a privately held company in which the Company invested during fiscal 2000 ("ePacific"). ePacific provides customized debit-card payment systems and electronic funds transfer processing services. For that service, Mr. Shipowitz is entitled to the same compensation from ePacific as the other non-employee directors of ePacific.

                             STOCK PERFORMANCE CHART

         The following chart compares the return on the Common Stock with the NASDAQ Market Index and a financial services peer group (consisting of Cash America International, Inc.; EZ Corp, Inc.; First Cash, Inc.; H&R Block, Inc; and World Acceptance Corp.) for the period from June 30, 1995 through June 30, 2000. The comparison assumes that $100 was invested on June 30, 1995, and assumes reinvestment of dividends and distributions.

                  1995     1996     1997    1998     1999     2000

Peer Group        100      82.67    86.44   114.64   133.47   88.26

ACE               100      161.64   205.38  424.92   347.94   292.52

Broad Market      100      125.88   151.64  201.01   281.68   423.84



       PROPOSAL TO AMEND THE ACE CASH EXPRESS, INC. 1997 STOCK OPTION PLAN

BACKGROUND AND SUMMARY OF TERMS

         In August 1997 the Board of Directors of the Company adopted, and in November 1997 the shareholders of the Company approved, the 1997 Option Plan, under which options may be granted to key employees of the Company and its subsidiaries for the purchase of shares of Common Stock. On September 26, 2000, the Board of Directors adopted an amendment to the 1997 Option Plan to increase the number of shares of Common Stock that may be issued upon exercise of options granted under that plan from 1,215,000 shares to 1,715,000 shares; the proposed increase will permit the Company to continue to provide incentive to key employees of the Company by aligning their interests directly with those of the Company's shareholders. At the Annual Meeting, the Company's shareholders will be asked to approve that amendment to the 1997 Option Plan.

         The following description of the 1997 Option Plan is only a summary; it does not purport to be a complete or detailed description of all of the provisions of the 1997 Option Plan. A copy of the 1997 Option Plan will be furnished by the Company to any shareholder upon written request to the Secretary of the Company at the Company's executive offices.

         The 1997 Option Plan permits the grant of options to the key employees (including officers) of the Company and its subsidiaries to purchase shares of Common Stock. The eligible key employees are those employees whose performance and responsibilities are determined by the Compensation Committee of the Board of Directors to be influential to the success of the Company and its subsidiaries. Approximately 100 of the Company's employees may participate in the 1997 Option Plan.

         The Compensation Committee administers and interprets the 1997 Option Plan. In that capacity, the Compensation Committee has complete discretion, within the limits set forth in the 1997 Option Plan, to determine the terms of the options granted, including the term of, the number of shares subject to, the exercise price of, and the form of consideration payable upon exercise of each such option. The Compensation Committee is constituted in a manner intended to comply with the requirements of Rule 16b-3 under the Exchange Act, relating to the disinterested administration of employee benefit plans. Members of the Compensation Committee receive no additional compensation for their services in connection with the administration of the 1997 Option Plan.

         Each option granted under the 1997 Option Plan is evidenced by a written stock option agreement between the Company and the option holder. The specific terms of any individual option granted may vary, but only to the extent permitted by the terms of the 1997 Option Plan.

         The term of an option granted under the 1997 Option Plan may not exceed ten years from the date of grant of that option. The options granted under the 1997 Option Plan are generally for the maximum ten-year period.

         Full payment for shares purchased upon exercise of an option must be made at the time of exercise, and no shares may be issued until full payment is made. The exercise price of each option is payable in cash or by check or, if the option agreement with the Company so provides, in shares of Common Stock at the fair market value per share on the date of exercise.

         Though the Compensation Committee has discretion to determine the terms of the exercise of any option, options are generally exercisable in equal annual installments over a four-year period. All installments that become exercisable are generally cumulative and may be exercised at any time after they become exercisable until the expiration of the term of the option. Incentive stock options and, unless otherwise specified in the applicable option agreements, nonqualified stock options may not be transferred other than by will or by the laws of descent and distribution. If an optionee dies or becomes permanently disabled before the termination of his option without having totally exercised the option, the option may be exercised, to the extent that the optionee could have exercised it on the date of his death or disability, by (i) in the case of death, his estate or the person who acquired the right to exercise the option by bequest or inheritance, or (ii) in the case of disability, the optionee or his personal representative, provided that the option is exercised before the date of the expiration of the option or 180 days after the date of the optionee's death or disability, whichever occurs first.

         Both incentive stock options and nonqualified stock options may be granted under the 1997 Option Plan. The 1997 Option Plan requires that the exercise price of each incentive stock option be at least 100% of the fair market value of the Common Stock at the time of the grant of the option. No incentive stock option, however, may be granted under the 1997 Option Plan to anyone who owns more than 10% of the outstanding Common Stock unless the exercise price is at least 110% of the fair market value of the Common Stock at the date of grant and the option is not exercisable for more than five years after it is granted. There is no limit on the fair market value of incentive stock options that may be granted to an employee in any calendar year, but no employee may be granted incentive stock options that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An option (or an installment thereof) counts against this annual limitation only in the calendar year in which it first becomes exercisable.

         Unless the Board of Directors terminates it sooner, the 1997 Option Plan will terminate on August 4, 2007, and no options may be granted under the 1997 Option Plan thereafter. The Board of Directors or the Compensation Committee may amend, alter or discontinue the 1997 Option Plan without the shareholders' approval, except that the Board of Directors or the Compensation Committee does not have the power or authority to materially increase the number of securities that may be issued under the 1997 Option Plan or to materially modify the requirements of eligibility for participation in the 1997 Option Plan. The Board of Directors or the Compensation Committee, however, may make appropriate adjustments in the number of shares the 1997 Option Plan covers, in the number of outstanding options, and in the option exercise prices to reflect any stock dividend, stock split, share combination or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation or similar transaction involving the Company.

         As of September 29, 2000, options to purchase a total of 1,140,383 shares of Common Stock under the 1997 Option Plan (excluding expired or terminated options) had been granted, options to purchase a total of 23,418 shares had been exercised, options to purchase a total of 1,116,965 shares were outstanding, and a total of 74,617 shares were available for future option grants. As of September 29, 2000, the total market value of all shares of Common Stock subject to outstanding options was $12,286,615 (based upon the closing price of the Common Stock of $11.00 per share as reported on The Nasdaq Stock Market on that date).

TAX STATUS OF STOCK OPTIONS

         The Compensation Committee may provide for an option under the 1997 Option Plan to qualify either as an incentive stock option ("ISO") or as a nonqualified stock option for United States federal income tax purposes.

         Incentive Stock Options. All stock options that qualify under the rules of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will be entitled to ISO treatment. To receive ISO treatment, an optionee must not dispose of the acquired stock within two years after the option is granted or within one year after exercise. In addition, the individual must have been an employee of the Company for the entire time from the date of grant of the option until three months (or one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the acquired stock will be entitled to capital gain treatment. The employee's gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

         If an employee does not meet the two-year and one-year holding requirement (a "disqualifying disposition"), but does meet all other requirements, tax will be imposed at the time of sale of the acquired stock, but the employee's gain on exercise will be treated as ordinary income, rather than capital gain, and the Company will get a corresponding deduction at the time of sale in an amount equal to the income that the employee would have recognized on exercise of the option. Any remaining gain on sale will be short-term or long-term capital gain, depending on the holding period of the stock. If the amount realized on the disqualifying disposition is less than the value at the date of exercise, the amount includible in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

         An option agreement with the Company may permit payment for stock upon the exercise of an ISO to be made with other shares of Common Stock. In such a case, in general, if an employee uses stock acquired pursuant to the exercise of an ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary for favorable tax treatment as an ISO.

         Nonqualified Options. In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option. Upon exercise of a nonqualified option, an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option exercise price. Any gain or loss realized by an optionee on disposition of such shares generally is a capital gain or loss and does not result in any tax deduction to the Company.

         The foregoing statements are based upon present federal income tax laws and regulations are subject to change if the tax laws and regulations, or interpretations thereof, are changed.

REQUIRED VOTE

         The favorable vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting in person or by proxy is required to approve the proposed amendment to the 1997 Option Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL
                         TO AMEND THE 1997 OPTION PLAN.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP served as the independent auditors of the Company for fiscal 2000 and has been selected by the Board of Directors as the independent auditors of the Company for the current fiscal year. One or more representatives of Arthur Andersen LLP are expected to attend the Annual Meeting, at which they will have an opportunity to make a statement and will respond to appropriate questions from shareholders.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         An eligible shareholder who wishes to include a proposal in the Company's proxy statement for the 2001 Annual Meeting of Shareholders must submit it, in accordance with the SEC's Rule 14a-8, so that it is received by the Company's Secretary, at the Company's executive offices, on or before June 18, 2001.

         A shareholder who wishes to make a proposal at the 2001 Annual Meeting of Shareholders without including the proposal in the Company's proxy statement must give written notice of that proposal to the Company's Secretary, at the Company's executive offices, by September 1, 2001. If a shareholder fails to timely give that notice, then the persons named as proxies in the proxy cards solicited by the Company's Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion.

                                  MISCELLANEOUS

         All information contained in this Proxy Statement relating to the occupations, affiliations, and securities holdings of directors and executive officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and executive officers. All information relating to any beneficial owner of more than 5% of the Common Stock is based upon information contained in reports filed by such owner with the SEC.

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED JUNE 30, 2000 FILED WITH THE SEC PURSUANT TO SECTION 13 OR 15(D) OF THE EXCHANGE ACT TO ANY SHAREHOLDER (INCLUDING ANY BENEFICIAL OWNER) UPON WRITTEN REQUEST TO INVESTOR RELATIONS/CORPORATE COMMUNICATIONS, 1231 GREENWAY DRIVE, SUITE 800, IRVING, TEXAS 75038. A COPY OF THE EXHIBITS TO SUCH REPORT WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST THEREFOR AND PAYMENT OF A NOMINAL FEE.


                                            By Order of the Board of Directors,

                                            Debra A. Bradford
                                            Secretary


Irving, Texas
October 17, 2000

                             ACE CASH EXPRESS, INC.

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 17, 2000

         I (i) acknowledge receipt of the Notice of Annual Meeting of Shareholders of Ace Cash Express, Inc., a Texas corporation (the "Company"), to be held on Friday, November 17, 2000, at 10:00 a.m., Dallas time, at the Dallas Marriott Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas 75039, and the Proxy Statement in connection therewith; and (ii) appoint Raymond C. Hemmig and Donald H. Neustadt, and each of them, my proxies with full power of substitution, for and in my name, place and stead, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in my name, or with respect to which I am entitled to vote and act, at the meeting and at any adjournment thereof, and I direct that this proxy be voted as indicated on the other side.

         I hereby revoke any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratify and confirm all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

                     IMPORTANT: SIGN AND DATE ON OTHER SIDE


                             (FOLD AND DETACH HERE)
















                         PREFERENTIAL SHAREHOLDERS LIST

To be among the first to receive via e-mail or fax the latest press releases, announcements, news clippings and other up-to-date public information regarding ACE, please fill out the information below and return via fax (972/582-1437), e-mail smotherman@acecashexpress.com or regular mail.

                                                        (Please Print Clearly)

Name:  __________________________ # of ACE shares currently held:  _____________

Address:  ______________________________________  Phone #:  ____________________

City:  ____________________________  State: ____________  Zip Code:  ___________

E-mail:  ______________________________________________   Fax #:  ______________

THIS PROXY WILL BE VOTED AS INDICATED BELOW. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN (OR EITHER OF THEM) REGARDING ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


1. Election of Directors

FOR all nominees listed                                   WITHHOLD AUTHORITY
below (except as marked                                     to vote for all
to the contrary below)                                   nominees listed above
       [   ]                                                     [   ]


Nominees: Raymond C. Hemmig, Donald H. Neustadt, Jay B. Shipowitz, Marshall B. Payne, Michael S. Rawlings, Edward W. Rose III, and Charles Daniel Yost



(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

2. The proposal to increase the number of shares of Common Stock authorized for issuance under the Company's 1997 Stock Option Plan from 1,215,000 shares to 1,715,000 shares.

          FOR                       AGAINST                    ABSTAIN
         [   ]                       [   ]                      [   ]



3. In the discretion of the proxies, on any other matter that may properly come before the meeting or any adjournment thereof.



                                        Date: ________________________, 2000

                                        ---------------------------------
                                        Signature of Shareholder


                                        ---------------------------------
                                        Printed Name of Shareholder


                                        ---------------------------------
                                        Title, if applicable



                                        Please  date  this  proxy  and sign your
                                        name exactly as it appears hereon. Where
                                        there  is  more  than  one  owner,  each
                                        should   sign.   When   signing   as  an
                                        attorney,    administrator,    executor,
                                        guardian  or  trustee,  please  add your
                                        title  as  such.   If   executed   by  a
                                        corporation, a duly authorized officer should sign the proxy. EACH JOINT TENANT SHOULD SIGN.



PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK IS REQUIRED.